FIRST AMENDMENT TO LEASE AGREEMENT

     THIS FIRST AMENDMENT TO LEASE, entered into this 29th day of December, 1997, by and between University Development Company, a Michigan partnership, whose address is 3221 W. Big Beaver Road, Troy, Michigan 48084, as Landlord and Champion Enterprises, Inc., whose address is 2701 University Drive, Auburn Hills, Michigan 48326, as Tenant.

     WITNESSETH:

     WHEREAS, Landlord and Tenant entered into that certain Lease dated November 21, 1991, covering certain premises situated in the City of Auburn Hills, County of Oakland, State of Michigan, as is more particularly described in said Lease; and,

     WHEREAS, the parties are now desirous of amending the said Lease in the manner set forth;

     NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:

1. Tenant presently occupies 15,946 rentable square feet, commonly known as Suites 300 and 320, Existing Premises, as delineated in red on the site plan attached, and Tenant desires to lease 6,528 rentable square feet, commonly known as Suites 323 and 325, and the common areas on the third (3rd) floor, Addition, all as delineated in green on the site plan attached, for a revised rentable square footage of 22,474 rentable square feet, which Existing Premises and Addition shall hereinafter be known as the Leased Premises for all purposes of the Lease. Such Leased Premises are located within the Building commonly known as 2701 University Drive. Lessee's Leased Premises, as delineated in blue on the site plan attached, for all purposes of the Lease effective upon the later of January 1, 1998, or the date of substantial completion of Tenant's renovation of the Leased Premises but in no event later than January 31, 1998, and continuing throughout the unexpired term of this Lease as amended shall be 22,474 square feet.

2. Lessor shall deliver possession of the Addition to Lessee in an "as is" condition, broom-clean and free of any occupant or right of any occupancy. Lessee will accept same in an "as is" condition without any representations or warranties as to the condition thereof by Lessor.

3. Pursuant to Section 2 of this Lease, Term, the Lease Term is hereby extended for a period of five (5) years eight (8) months commencing May 1, 2002 and terminating December 31, 2007, such Lease term as extended, April 6, 1992, through December 31, 2007, shall be called the initial term of this Lease.

4. The Annual Rental, as provided for in Section 3 of the Lease, shall be modified and Tenant shall pay such revised Annual Rental to Landlord as follows:

     Commencing the April 1, 1995, and continuing through September 30, 1997, Tenant shall pay to Landlord as Annual Rental, the annual sum of Three Hundred Two Thousand One Hundred Seventy-Six and 80/100 Dollars ($302,176.80) in equal monthly installments in advance of Twenty-Five Thousand One Hundred Eighty-One and 40/100 Dollars ($25,181.40) each.

     Commencing October 1, 1997, and continuing through December 30, 1997, Tenant shall not pay to Landlord any Annual Rental.

     Commencing January 1, 1998, and continuing through April 30, 1998, Tenant shall not pay to Landlord any Annual Rental.

     Commencing May 1, 1998, and continuing through May 31, 1998, Tenant shall pay to Landlord as Annual Rental, the sum of Twenty-Five Thousand Four Hundred Eighty-Nine and 35/100 Dollars ($25,489.35) payable in advance on the first day of May 1, 1998. This dollar value is based on the assumption of Tenant's Leased Premises being 22474 rentable square feet as of January 1, 1998, which may need to be adjusted based on paragraph 1 above which may postpone Tenant's rentable square feet of 22,474 to be no later than January 31, 1998.

     Commencing June 1, 1998, and continuing through December 31, 2002, Tenant shall pay to Landlord as Annual Rental, the annual sum of Four Hundred Sixty Thousand Seven Hundred Seventeen and 00/100 Dollars ($460,717.00) in equal monthly installments in advance of Thirty-Eight Thousand Three Hundred Ninety-Three and 08/100 Dollars ($38,393.08) each.

     Commencing January 1, 2003, and continuing through December 31, 2007, Tenant shall pay to Landlord as Annual Rental, the annual sum of Five Hundred Five Thousand Six Hundred Sixty-Five and 00/100 Dollars ($505,665.00) in equal monthly installments in advance of Forty-Two Thousand One Hundred Thirty-Eight and 75/100 Dollars ($42,138.75) each.

     All such monthly rental shall be payable in advance on the first day of each and every month at the office of the Building Manager, or such other place as Landlord may designate in writing without any prior demand therefore and without any deductions or setoffs whatsoever, except as otherwise permitted under the Lease or any Amendments thereto.

5. Tenant shall at its sole cost and expense, pursuant to plans and specifications dated August 20, 1997, by Ghafari Associates, construct and alter the Leased Premises to conform to said plans and specifications. Landlord shall not be obligated to make any alterations or improvements to the Existing Premises, the Addition, or the Leased Premises, the full cost of which, including architectural fees, permits, demolition and all of the construction shall be at the sole expense of Tenant.

     Landlord hereby approves the plans dated August 20, 1997, by Ghafari Associates for the renovation of the Leased Premises. Landlord hereby approves the construction of the Leased Premises by Walbridge Aldinger at the sole
expense of Tenant.   Substantially, all such construction will be performed
between the hours of 5:00 P.M. and 5:00 A.M. Approval of such plans and specifications by Landlord shall not constitute the assumption of any responsibility by Landlord for their accuracy or sufficiency, and Tenant shall be solely responsible for such matters.

     Tenant shall perform all such alterations and improvements to the Leased Premises as expeditiously as possible, commencing no later than September 29th, 1997, and without unreasonable interference or nuisance to any other occupant of Cambridge Court. All material shall be stored within the Leased Premises and all debris shall be removed from the Leased Premises and stored within a fully enclosed dumpster in a location agree upon by Landlord and Tenant and Tenant shall provide for the regular pick-up of such dumpster and keep the area surrounding such dumpster reasonably clean at all times. Tenant's use of elevators shall not unreasonably conflict with or interfere with other occupants of Cambridge Court's use of the elevators during normal business hours; the use of one elevator shall predominantly be used after the hour of 5:00 P.M. and before the hour of 7:00 A.M. and Tenant shall only use one (1) elevator. Tenant shall keep Cambridge Court clean and neat and free from construction debris as much as possible.

6. Landlord and Tenant both acknowledge that the free rent for the period October 1, 1997, through April 30, 1998, and the discounted rent for the month of May 1998, in the amount of Twelve Thousand Nine Hundred Three and 73/00 Dollars ($12,903.73) is an inducement to Tenant to expand their Leased Premises and extend the Lease term and includes the Forty-Eight Thousand and 00/100 Dollars ($48,000.00) refurbishment allowance, Three and 00/100 Dollars ($3.00) per rentable square foot, to be provided to Tenant during the first thirty (30) days of the sixth (6th) Lease Year of the initial term of this Lease, pursuant to Section 44(a) of this Lease.

     Within a reasonable time frame after final completion of all of the Tenant improvements, Tenant shall provide to Landlord (a) a fully-completed and executed Contractor's Statement from Tenant's general contractor delineating all contractors, subcontractors and material suppliers and full unconditional waivers of lien from all; (b) a final unconditional Certificate of Occupancy from the appropriate municipal agency; and (c) a certificate from Tenant's architect certifying that all Tenant alterations and improvements have been completed in full compliance with the final working drawings and specifications. Tenant shall indemnify and hold harmless Landlord from any and all claims, lawsuits, or damages directly arising out of or attributable to such Tenant alterations and improvements, and Tenant shall promptly pay all costs and expenses attributable to such alterations and improvements. In no event will Tenant allow a lien or claim to be filed against the Landlord or Cambridge Court, and if such claim or lien is filed, Tenant shall promptly discharge any such claim or lien and indemnify Landlord for any costs or damages directly incurred by Landlord as a result of such lien or claim.

7. Section 42, option to Extend, shall be modified specifically only as follows:

          42. (a) Tenant shall have the option to renew the term of this Lease for a maximum of two (2) additional periods of either one (1) year or five (5) years each as follows:

     (1) Upon the expiration of the initial term of this Lease as extended herein to December 31, 2007, by this First Amendment to Lease, Tenant shall have the option to renew the term of this Lease for a period of either one (1) year or five (5) years (the "First Renewal Term") , by delivering written notice to Landlord of Tenant's exercise of such option not less than twelve (12) months prior to the expiration of the initial term of this Lease as extended to December 31, 2007.

     (2) Upon the expiration of the First Renewal Term, Tenant shall have the option to renew the term of this Lease for a consecutive period of either one (1) year or five (5) years (the "Second Renewal Term") by delivering written notice to Landlord of Tenant exercising of such option not less than twelve (12) months prior to the expiration of the First Renewal Term.

All other terms and conditions of Section 42, option to Extend, shall remain as is and shall not be modified or altered and shall remain in full force and effect.

8. Section 44, Refurbishment Allowance, shall be modified specifically only as follows:

Landlord agrees to pay Tenant a refurbishment allowance in accordance with the following schedule:

     (a) during the first thirty (30) days of calendar year 2003, upon written demand by Tenant, three and 00/100 Dollars ($3.00) per rentable square foot shall be paid to Tenant within thirty (30) days of receipt of said written notice from Tenant to Landlord;

     (b) during the first thirty (30) days of the First Renewal Term, if applicable, provided such First Renewal Term is for a full five (5) years, upon written demand by Tenant, Three and 50/100 Dollars ($3.50) per rentable square foot shall be paid to Tenant within thirty (30) days of receipt of said written notice from Tenant to Landlord;

     (c) during the first thirty (30) days of the Second Renewal Term, if applicable, provided such Second Renewal Term is for a full five (5) years, upon written demand by Tenant, Four and 00/100 Dollars ($4.00) per rentable square foot shall be paid to Tenant within thirty (30) days of receipt of said written notice from Tenant to Landlord.

      The refurbishment allowance shall only be paid by Landlord to Tenant if Tenant or any permitted subtenant or assignee (including, without limitation, any successive corporation by way of consolidation, merger , or otherwise), is occupying an area of the Leased Premises which is equal to or greater than seventy-five percent (75%) of the total Leased Premises at the time the allowance is required to be paid. The balance of this paragraph shall remain as is and shall not be modified.

9. Section 41, Right of First Refusal, shall be modified specifically only as follows:

     Provided Tenant is not in default under the terms of this Lease, Tenant shall have the right of first refusal through December 31, 2006, and through December 31, 2011, if Tenant exercises its First Renewal Term for the full five (5) year period, and through December 31, 2016, if Tenant exercises it Second Renewal Term for the full five (5) year period): (a) to lease additional space on the first, second, fourth, or fifth floors of the Building subject to any current existing rights of any existing occupant or its successor or assigns of expansion rights or current existing rights of first refusal; or (b) to lease additional space on any floor in any future other office building in Cambridge Court owned by University Development Company, subject to any right or any future right of any occupant or its successors or assigns of such building of expansion rights or right of first refusal. If at any time Landlord receives an offer from any third person other than the existing occupant or its successors or assigns, to lease space on the first, second, fourth or fifth floors of the Building subject to any current existing rights of any existing occupant or its successors or assigns of expansion rights or current existing rights of first refusal; or any floor in any other building in Cambridge Court owned by University Development Company subject to any right or any future right of any present or future occupant or its successors or assigns of such building of expansion rights or rights of first refusal which offer Landlord intends to accept ("Offer"), Landlord shall promptly deliver to Tenant a summary of all material terms and conditions of the summary and Tenant may, within five (5) business days of Tenant's receipt of the Offer, elect to lease the premises described in the offer on the same terms as those set forth in the offer; provided, however, any occupant of the Building or any future building of Cambridge Court owned by University Development Company or its successor or assigns shall have the first right to renew or modify their Lease to extend their occupancy within the premises they lease without regard to any right of Tenant to such premises.

     At the Lease expiration of any occupant or its successors or assigns of any space within this Building or any other building of Cambridge Court owned by University Development Company and such occupant or its successors or assigns has an existing option to extend and/or expand for this Building or such occupant has any present or future right to extend or expand in any other building in Cambridge Court owned by University Development Company, such occupant shall have the right to exercise such option to extend and/or expand, and Tenant shall have no rights to such space if occupant exercises such option to extend or expand, provided, however, if such occupant or its successors or assigns has no existing option to extend, then if comparable space is otherwise immediately available in either this Building or any other building within Cambridge Court owned by University Development Company, and if requested by Tenant, then Landlord shall try to relocate such occupant to such comparable space. If Landlord is successful in relocating said occupant and if the comparable space has previously been occupied, then Tenant, Champion Enterprises, shall pay the full cost of all alterations to the comparable space to satisfy the occupant's requirements; and, in addition, Tenant, Champion Enterprises, shall reimburse occupant all other reasonable costs of such relocation. If, however, such comparable space has previously never been occupied, then Landlord and Tenant, Champion Enterprises shall share 50/50 the full cost of all alterations to the comparable space to satisfy the occupant's requirement, and, in addition, Landlord and Tenant, Champion Enterprises, shall share 50/50 all other reasonable costs of such relocation. If Landlord is not successful in relocating said occupant, then said occupant shall have the right to extend its Lease within said occupant's existing premises without regard to any right to Tenant, Champion Enterprises.

If Tenant fails to exercise its right of first refusal and Landlord fails to lease the premises described in the summary to the third party submitting the Offer on substantially the same terms as contained in the Offer, then Tenant's right of first refusal shall remain applicable to subsequent offers for such premises (including material modifications, if any, to the Offer). If Tenant does not timely exercise its right of first refusal, then Landlord shall be free to lease the premises to the third party on substantially the same terms and conditions as contained in the Offer. If Tenant exercises its right of first refusal under this paragraph, then Landlord and Tenant shall, within ten
(10) days of the date of such exercise, execute a written amendment to the Lease in order to incorporate the Offer into the terms of this Lease. If:

     (a) Tenant assigns this Lease or sublets all of the Leased Premises for the balance of the Term in accordance with Section 10 of the Lease, and

     (b)under the terms Of such assignment or sublease, Tenant grants such assignee or subtenant the right to exercise Tenant's right of first refusal, then such assignee or subtenant shall have the right to exercise such right of first refusal. Except as provided in the preceding sentence, Tenant's rights under this Section 41 shall be deemed personal to Tenant and shall not be exercised by any assignee or subtenant.

10. Section 1, paragraph 3, shall be modified specifically only as follows:

     The words "one hundred ten (110)" shall be substituted for the words "seventy (70)" in the first (1st) and fifth (5th) lines of this paragraph, and the word "vehicle" shall be substituted for the word "car" in the second (2nd) and fifth (5th) line of this paragraph.

11. Section 32, Fixtures and Equipment. Paragraph 2 shall be modified specifically only as follows:

     All furnishings, equipment and fixtures, including all furniture (excluding built-in furniture), work stations, computers, and telecommunications equipment, other than those specified above which are paid for and placed in the Leased Premises by Tenant from time to time (other than those which are replacements for fixtures or equipment originally paid for by Landlord), shall remain the property of the Tenant and may be removed at any time during this Lease term by Tenant provided Tenant shall be responsible for any and all damage resulting from such removal.

12. Section 33, Compliance with Laws. Paragraph (b) shall be modified specifically only as follows:

     (b) Tenant's Compliance. Tenant shall comply at its sole cost and expense with all Applicable Laws (1) regarding the physical condition of the Leased Premises, but only to the extent that the Applicable Laws pertain to the particular manner in which Tenant uses the leased Premises, or relate to any construction or alterations performed by or for Tenant within the Leased Premises; or (ii) that do not relate to the physical condition of the Leased Premises, but relate to the lawful use of the Leased Premises and with which only the occupant can comply, such as laws governing maximum occupancy, workplace smoking, and illegal business operations, such as gambling.

13. Section 15, Increased Real Property Taxes and Operational and Maintenance Expenses.

     The last paragraph on page 20 shall be modified specifically only as follows:

     Tenant's pro rata share of any increase in the operational and maintenance expenses, excluding insurance, utilities and Taxes, in any one calendar year over the base calendar year 1992 for such amounts shall be limited to any increase in the operational and maintenance expenses but not more than seven percent (7%) from the prior year through the calendar year 1998 and ten percent (10%) from the prior year through the calendar year 2002, and fifteen percent (l5%) from the prior year through calendar year 2007; provided, however, the seven percent (7%), ten percent (10%), and fifteen percent (15%) limitation shall not apply to insurance, utilities, or Taxes, and Tenant shall be obligated to pay its full pro rata share of any increase in insurance, utilities, and Taxes over the 1992 base calendar year for such insurance, utilities and Taxes.

     Tenant shall continue to pay its full pro rata share of increased insurance utilities and Taxes over base calendar year 1992 however, the seven percent (7%) cap through December 31, 1998, ten percent (10%) cap from January 1, 1999, through December 31, 2002, and fifteen percent (15%) cap from January 1, 2003, through December 31, 2007, for all other increases in operational and maintenance expenses ("AOOME) over the base calendar year 1992 shall be applied as follows:

For example: assume that Tenant's pro rata share equals one hundred percent (100%) Tenant's pro rata share for such increase over 1992 base calendar year shall be computed as follows:

1992 "Base AOOME"                                     $1,000.00

1993 "AOOME"                                          $1,500.00

1993 -increase over "Base AOOME"                        $500.00
     -capped portion of "increased" AOOME"
         ($1000.00 x 107%)                            $1,070.00
     -pro rata share of such increase
         ($1,070.00 - $1,000.00) x % pro rata share      $70.00
                                                      =========

1994  -"AOOME"                                        $1,700.00
      -increase over "Base AOOME"                        700.00
      -capped portion of increased "AOOME"
         ($1,070.00 x 107%)                           $1,145.00
      -pro rata share of such increase
         ($1145.00 - $1000.00) x % pro rata share       $145.00
                                                      =========

1995  -"AOOME"                                        $1,600.00
      -increase over "Base AOOME"                        600.00
      -capped portion of increased "AOOME"
          ($1,145.00 x 107%)                          $1,225.00
      -pro rata share of such increase
         ($1225.00 - $1000.00) x % pro rata share       $225.00
                                                      =========


14.  Section 46, Security. The following paragraph shall be added as new
Section 46, Security, as follows:

     Tenant shall have permission to install monitoring cameras in the lobby of the third floor to monitor the third floor. Tenant shall also have permission to install card access devices at each suite entrance door from the third floor lobby; provided, however, Landlord, its personnel, cleaning contractor and emergency service contractors shall have access through the card access doorways at all times in order to have complete access to the third floor so that Landlord, its personnel, cleaning contractor, and emergency service contractors can perform their obligations pursuant to the Lease. Both the camera and card access systems shall not be connected to the Building alarm system and Tenant shall connect such systems to its own alarm system and be responsible for monitoring same.

     Tenant shall have permission to install on the east third floor stairwell door an alarm and locking device similar to the one on the west third floor stairwell door in order to signal access from the stairwell to the third floor. No such alarm or locking device shall be permitted to be installed on the third floor stairwell center door. The stairwell alarms may be connected to the Tenant alarm system.

     Landlord shall install, at its own cost and expense, lock guards, if available, on the first floor east, west, and center Building entrance doors.

     Tenant shall have permission to rekey the third-floor lavatory doors so that they shall be separately keyed; Tenant to supply keys to Landlord.

15. Section 7, Repairs. The second (2nd) sentence of the second (2nd) paragraph of Section 7, Repairs, shall be modified only as follows:

     Notwithstanding anything contained in this Lease to the contrary, in the event that the Leased Premises become untenantable for three (3) consecutive days as a result of actions taken by Landlord, its agents, or contractors under this Section, which are beyond Landlord's reasonable control, then commencing on the fourth (4th) day, Tenant shall be entitled to an equitable abatement of base and additional rent. The abatement shall end when the Leased Premises are no longer untenantable.


16. The following paragraphs or portions thereof of this Lease shall be deleted in total as having been previously fully satisfied and complied with:

     a)   Section 2, Term
          first paragraph of Section 2, Term, starting with the third
          (3rd)sentence: "On the day..." and continuing through the entire balance of the paragraph, "... a Purchase Agreement dated November ___, 1991,(the Purchase Agreement)."

     b)   Section 2, Term
          the entire second (2nd)paragraph of Section 2, Term.

     c)   Section 2, Term
          the entire third (3rd) paragraph of Section 2, Term.

     d) Section 3, Annual Rental
          the entire fourth (4th) , last paragraph of Section 3, Annual
          Rental.

     e) Section 40, Moving Expense Allowance
          the entire paragraph of Section 40, Moving Expense Allowance.

     f) Section 45, Computer Room Allowance
          the entire paragraph of Section 45, Computer Room Allowance.

17. Landlord and Tenant represent and warrant to each other that neither has dealt with a broker regarding the expansion of the Leased Premises and extension of the Lease for the Leased Premises in Cambridge Court, and Landlord and Tenant agree to indemnify and hold the other harmless from any claims for brokerage commissions or finders fees which may be claimed arising out of the expansion and/or extension of Lease for the Leased Premises in Cambridge Court.

18.Except as expressly amended herein, all other terms and conditions of said Lease as amended shall remain in full force and effect.

19.This Amendment shall be binding upon the parties hereto, their respective successors, and assigns.

     IN WITNESS WHEREOF, the parties hereto have caused their presence to be duly executed the day and year first above written.

WITNESSES:
/s/ Ann M. Krause

Landlord:   University Development Company,
a Michigan Partnership

By:/s/ Stuart Frankel
       Stuart Frankel

Tenant: Champion Enterprises, Inc.

By:/s/ Walter R. Young, Jr.

COMPUTATION OF FREE RENT

October - December 1997

    $27,174.65 x 3                             =  $81,523.95
    15,946 square feet x $20.45 per square foot=

     $326,095.70
     ----------              =$27,174.65
         12

January  April 1998

    $38.393.08 x 4                             = $153,572.32
    22,474 square feet x $20.50 per square foot=

     $460,717.00
     ----------              =$38,393.08
         12

Portion of May 1998                               $12,903.73
                                                   ---------

                                                 $248,000.00
                                                 ===========